UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2026

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 SW 148th Avenue, Suite 207 Miramar, FL	33027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 413-0812

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth below under Item 5.03 are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by Motorsport Games Inc. (the “Company”), on April 22, 2025, the holder of at least two thirds of the voting power of the Company’s Class A Common Stock, par value $0.0001 per share, and Class B Common Stock, par value $0.0001 per share, voting together as a single class, delivered to the Company an irrevocable written consent approving a Certificate of Amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amendment No. 2 (the “Bylaws Amendment”) to the Company’s Bylaws, as amended (the “Bylaws”).

On May 4, 2026, the Company filed with the Securities and Exchange Commission a Definitive Information Statement on Schedule 14C relating to the approval of the Charter Amendment and the Bylaws Amendment. Pursuant to Rule 14c-2 under the Exchange Act, the approval of the Charter Amendment and the Bylaws Amendment could not take effect before May 24, 2026, which is 20 calendar days after the Definitive Information Statement was first provided to the Company’s stockholders.

On May 22, 2026, the Company filed the Charter Amendment, effective as of May 24, 2026, with the Delaware Secretary of State, and on May 24, 2026, the Bylaws Amendment was deemed effective. The Charter Amendment provides as follows:

●	Section A of Article IX of the Certificate of Incorporation is amended to provide that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed in the Certificate of Incorporation, and by the laws of the State of Delaware, and all rights conferred upon stockholders in the Certificate of Incorporation, as so amended, are granted subject to this reservation.

●	Section B of Article IX of the Certificate of Incorporation is amended to provide that the Bylaws may be altered, amended or repealed, or new bylaws adopted, by the Board of Directors or a simple majority of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors; and

●	Section C of Article VII of the Certificate of Incorporation is amended to provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

The Bylaws Amendment provides as follows:

●	Section 6.07 of the Bylaws is amended to provide that the Bylaws may be altered, amended or repealed, or new bylaws adopted, by the Board of Directors or a simple majority of all of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors; and

●	Section 2.07 of the Bylaws is amended to provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

The foregoing descriptions of the Charter Amendment and the Bylaws Amendment do not purport to be complete and are qualified in their entirety by reference to each such document, copies or forms of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of Motorsport Games Inc.
3.2	Amendment No. 2 to the Bylaws of Motorsport Games Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: May 26, 2026	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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